EXHIBIT 23.1
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               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 (No. 333-19109) of our report dated
March 7, 1997, except for Note 7, which is as of March 31, 1997, relating to the financial statements of Cadiz Land Company, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the nine months ended December 31, 1996 and the two years ended March 31, 1996 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunctin with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the use of our report dated November 22, 1996, relating to the financial statements of Sun World International, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


/s/ Price Waterhouse LLP
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Los Angeles, California
April 25, 1997